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                                                                 EXHIBIT 23.2


             [WILLIAMSON PETROLEUM CONSULTANTS, INC. LETTERHEAD]


              CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.


As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents a) to the inclusion of our letter entitled "Discussion of 1) Review of Projections of Oil and Gas Reserves and Future Net Revenues Prepared by Hallwood Petroleum, Inc., Effective January 1, 1998, Utilizing January 1, 1997 Average Pricing and Nonescalated Economics; 2) Comparison of Projections of Oil and Gas Reserves and Future Net Revenues Prepared by Hallwood Petroleum, Inc., Effective January 1, 1998, Utilizing January 1, 1997 Average Pricing and Nonescalated Economics to Projections of Oil and Gas Reserves and Future Net Revenues Prepared by Hallwood Petroleum, Inc., Effective January 1, 1997, Utilizing Average Pricing and Nonescalated Economics; 3) Alternate Pricing Case to Projections of Oil and Gas Reserves and Future Net Revenues Prepared by Hallwood Petroleum, Inc., Effective January 1, 1997, Utilizing Pricing Pursuant to Securities and Exchange Commission Requirements; 4) Review of Hallwood Energy Partners, L.P. Interests in the Alternate Pricing Case to Projections of Oil and Gas Reserves and Future Net Revenues Prepared by Hallwood Petroleum, Inc., Effective January 1, 1997, Utilizing Pricing Pursuant to Securities and Exchange Commission Requirements; for Inclusion in the Registration Statement on Form S-3 of Hallwood Energy Partners, L.P. (Registration No. 333-38973), Williamson Project 7.8547" dated February 3, 1998 and b) to the references to our firm in this Registration Statement of Hallwood Energy Partners, L.P. on Form S-3 (Registration No. 333-38973) to be filed with the Securities and Exchange Commission.



                                /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.
                                    WILLIAMSON PETROLEUM CONSULTANTS, INC.

Houston, Texas

February 3, 1998